CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement of DWS International Fund, Inc. (formerly Scudder International Fund, Inc.) on Form N-14 (“Registration Statement”) of our reports dated December 27, 2005 and October 26, 2006, relating to the financial statements and financial highlights which appear in the October 31, 2005 and August 31, 2006 Annual Reports to Shareholders of DWS Pacific Opportunities Equity Fund (formerly Scudder Pacific Opportunities Fund) and DWS International Fund, respectively, which are also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm (“Auditors”)” and in Exhibit A “Form of Agreement and Plan of Reorganization” under the heading “Representations and Warranties” both in such Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm and Reports to Shareholders”, “Financial Highlights” and “Financial Statements” included in Form N-1A dated March 1, 2006 and December 1, 2006, respectively, which are incorporated by reference into such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

December 21, 2006